                                                                    Exhibit 10.1

                          INVESTMENT MANAGER AGREEMENT

                                 by and between

                     RENAISSANCE UNDERWRITING MANAGERS, LTD.

                                       and

                      BLACKROCK FINANCIAL MANAGEMENT, INC.

                                  July 1, 2005

                          INVESTMENT MANAGER AGREEMENT

         THIS AGREEMENT, made as of the 1st day of July, 2005, by and between
Renaissance Underwriting Managers Ltd., a Bermudian company (hereinafter called the "Company"), and BlackRock Financial Management, Inc., a Delaware corporation
(hereinafter called the "Manager").

                                   WITNESSETH:

         WHEREAS, the Company has all requisite authority to appoint one or more sub-investment managers to supervise and direct the investment and reinvestment of a portion of all of the assets of Renaissance Investment Holdings Ltd., a
Bermudian company ("RIHL");

         THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

1. Appointment and Status as Investment Manager. The Company hereby appoints the
Manager as an "Investment Manager" with respect to the assets of RIHL. The
Manager does hereby accept said appointment and by its execution of this
Agreement the Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers
Act"). The Manager does also acknowledge that it is a fiduciary with respect to the assets under management and assumes the duties, responsibilities and obligations of a fiduciary with respect to the services described in Sections 3 through 5 below.

2. Representations by Company. The Company represents and warrants that (a) it has all requisite authority to appoint the Manager hereunder, (b) the terms of the Agreement do not conflict with any obligation by which the Company or RIHL is bound, whether arising by contract, operation of law or otherwise and (c)
this Agreement has been duly authorized by appropriate limited liability company action.

3. Management Services. The Manager shall be responsible for the investment and reinvestment of those assets of RIHL designated by the Company as subject to the
Manager's management (which assets, together with all additions, substitutions and alterations thereto are hereinafter called the "Account"). The Account may include all securities and instruments described in Exhibit A to effect the strategies described therein. The Company does hereby delegate to the Manager all of its powers, duties and responsibilities with regard to such investment and reinvestment and hereby appoints the Manager as its agent in fact with full authority to buy, sell or otherwise effect investment transactions involving the assets in its name and for the Account. Said powers, duties and responsibilities shall be exercised exclusively by the Manager pursuant to and in accordance with its fiduciary responsibilities and the provisions of this Agreement. In deciding on a proper investment of the Account, the Manager shall consider the following factors as communicated in writing to the Manager by the Company from time to time: a) the investment purposes of RIHL, b) RIHL's financial needs such as liquidity, c) applicable laws, d) RIHL's investment policies and guidelines, and
e) the Account's Investment Guidelines attached as Exhibit A. In addition, in accordance with the Manager's guidelines in effect from time to time, the
Manager or its agent is authorized, but shall not be required, to vote, tender or convert any securities in the Account; to execute waivers, consents and other instruments with respect to such

securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; and the Manager shall not incur any liability to the Company or RIHL or any shareholder of RIHL by reason of any exercise of, or failure to exercise, any such discretion in the absence of gross negligence or bad faith; provided that, if the Manager does not take any such action, the Manager shall promptly inform the Company of same and forward to the Company materials related to any of the foregoing at least three
(3) business days prior to the time limit, if any, with respect to the taking of such action.

4. Accounting and Reports. At such intervals as shall be mutually agreed upon between the parties (but no less frequently than monthly), the Manager shall furnish the Company with appraisals of the Account, performance tabulations, a summary of purchases and sales and such other reports as shall be agreed upon from time to time. The Manager shall also reconcile transaction and asset-summary data with custodian reports at times that are mutually agreeable to the Manager and the Company (but no less frequently than monthly). The asset and price reconciliations shall, with BlackRock's best efforts, occur on the 1st business day following the last day of the calendar month. In addition, the
Manager shall communicate and coordinate the resolution of any significant discrepancies with the custodian and the Company and forward a copy of the reconciliation reflecting the Manager's final Net Asset Value to the Company within 3rd business day following the last day of the calendar month.

         The parties recognize that successful delivery of the reports will require mutual cooperation, communication, feedback, and interaction, as well as the assumed proper workings and performance of markets, exchanges, counterparties, data feeds, communication and utility systems, computer hardware and software and the like, and including action required hereunder or reasonably requested by the other party to enable it to accomplish its obligations and responsibilities hereunder. Both parties agree to perform the foregoing responsibilities in good faith and in a professional manner.

5. Other Services. The Manager shall, on invitation, attend meetings with representatives of the Company to discuss the position of the Account and the immediate investment outlook, or shall submit its views in writing as the
Company shall suggest from time to time.

6. Additional Investment Services; Considerations and Acknowledgments. As agreed between the parties from time to time, the Manager may provide certain operating, analytical, and reporting support ("Additional Investment Services")
for those portfolios of RIHL and of the Company managed by the Manager and by other parties. The Additional Investment Services may include, but are not limited to the following: (i) establishing appropriate investment mandates and strategies, (ii) drafting investment policies and guidelines, (iii) supporting the Company's operations, including custodial assistance, (iv) creating a consolidated risk reporting platform for the Company, (v) providing asset-liability reporting, (vi) providing income projections, and (vii) broad and general consulting on accounting, operational, regulatory, and other strategic issues.

         The Company understands and acknowledges that (a) all Additional
Investment Services require the Manager to exercise good-faith judgments that may ultimately prove to be erroneous,

(b) in connection with providing the Additional Investment Services, the Manager will make certain assumptions about the movements of interest rates, volatility of interest rates, movements of spreads, and the relationship of mortgage prepayments to interest rates, (c) the Manager's assumptions will not necessarily capture all the characteristics and risks inherent in the Company's portfolios, and (d) the Manager's assumptions are based upon information provided to the Manager by the Company or RIHL or certain of their respective third-party vendors that is assumed to be reliable and accurate, but the Manager does not represent or warrant that it is accurate or complete, and will not be responsible for verifying the accuracy of any such information.

7. Compensation. For its investment management services rendered hereunder, the
Manager shall be compensated by the Company and not RIHL in accordance with
Exhibit B, attached hereto. If the management of the Account commences or ends at any time other than the beginning or end of a calendar quarter, the quarterly fee shall be prorated based on the portion of such calendar quarter during which this Agreement was in force.

8. Custodian. The securities in the Account shall be held by a custodian duly appointed by the RIHL and the Manager is authorized to give instructions to the custodian with respect to all investment decisions regarding the Account.
Nothing contained herein shall be deemed to authorize the Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof (in such investments as the Manager may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to the Manager's direction shall rest upon the custodian.

9. Brokerage. The Company hereby delegates to the Manager sole and exclusive authority to designate the brokers or dealers through whom all purchases and sales on behalf of the Account will be made. The Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Account. The
Manager agrees that securities are to be purchased through such brokers as, in the Manager's best judgment, shall offer the best combination of price and execution. The Manager, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. Accordingly, the Manager's selection of a broker or dealer for transactions for the Account may take into account such relevant factors as (i) price, (ii) the broker's or dealer's facilities, reliability and financial responsibility, (iii) when relevant, the ability of the broker to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order, (iv) the broker's or dealer's recordkeeping capabilities and (v) the research and other services provided by such broker or dealer to the Manager which are expected to enhance its general portfolio management capabilities (collectively, "Research"), notwithstanding that the Account may not be the exclusive beneficiary of such
Research.

10. Confidential Information. All information regarding operations and investments of the Company and RIHL shall be regarded as confidential by the
Manager.

11. Directions to the Manager. All directions by or on behalf of the Company to the Manager shall be in writing signed by:

              NAME                           TITLE

              Todd Fonner                    Treasurer
              John Lummis                    Chief Financial Officer
              Martin J. Merritt              Senior Vice President
              Sean Moore                     Vice President

         The Manager shall be fully protected in relying upon any direction in accordance with the previous paragraph with respect to any instruction, direction or approval of the Company, and shall be so protected also in relying upon a certification duly executed on behalf of the Company as to the names of persons authorized to act for it and in continuing to rely upon such certification until notified by the Company to the contrary.

         The Manager shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper persons or to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

12. Liabilities of the Manager and the Company. The Company acting in good faith shall not be liable for any act or omission of the Manager in connection with the Manager's discharge of its duties; provided, however, this limitation shall not act to relieve the Company from any responsibility or liability for any fiduciary responsibility, obligation or duty. The Manager shall exercise its best judgment in rendering services under this Agreement. The Manager, its officers, directors and employees, acting in good faith shall not be liable, and shall be indemnified by the Company against any and all losses, damages, costs, expenses (including reasonable attorneys' fees), liabilities, claims and demands
(collectively, "Losses"), for any action, omission, information or recommendation in connection with this Agreement, except in the case of the
Manager's or such officer's, director's or employee's actual misconduct, gross negligence, willful violation of any applicable statute or reckless disregard for its duties and except as further limited in the paragraph immediately below;
provided, however, this limitation shall not act to relieve the Manager, its officers, directors and employees from any responsibility or liability for any responsibility, obligation or duty which the Manager or such officer, director or employee may have under any federal securities act; and provided, further, however, that to the extent any limitations or restrictions contained in the
Investment Guidelines are not adhered to as a result of changes in market value, additions to or withdrawals from the Account, portfolio rebalancing or other non-volitional acts of the Manager, the Manager shall not be liable to the
Company or RIHL or any shareholder of RIHL.

         The Company understands that in connection with the Additional
Investment Services provided by the Manager that (i) the Manager is not serving in an investment advisory capacity, or making any recommendations or soliciting any action based upon its analyses with respect to those portfolios of RIHL and of the Company not managed by the Manager and (ii) the Company will be solely responsible for any judgments as to valuation and the purchase and sale of its portfolio securities (other than in the case of the Account). Accordingly, the
Manager will not be

responsible, and have no liability, for any conclusions drawn by the Company with respect to its or RIHL's portfolio securities, notwithstanding that such conclusions may, in part, be based upon information provided by the Manager in connection with the Additional Investment Services.

13. Non-Exclusive Management. The Company understands that the Manager will continue to furnish investment management and advisory services to others, and that the Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Account. The Company further understands that the Manager, its affiliates, and any officer, director, stockholder, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Manager, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families, or other investors may take with respect thereto.

14. Aggregation and Allocation of Orders. The Company acknowledges that circumstances may arise under which the Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Manager's clients'
accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company acknowledges that, while the
Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, the Manager shall not be required to assure equality of treatment among all of its clients
(including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Account, the Manager may average the various prices and charge or credit the
Account with the average price.

15. Conflict of Interest. The Company agrees that the Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Manager's, or affiliates of the Manager's officers, directors, or employees are directors or officers, or companies as to which the Manager or any of the Manager's affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information, unless the Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Company or discloses such conflict to the Company prior to rendering such advice or services with respect to the Account.

         From time to time, when determined by the Manager in its capacity of a fiduciary to be in the best interest of the Company, the Account may purchase securities from or sell securities to another account managed by the Manager at prevailing market levels in accordance with the procedures under Rule 17a-7(b)
of the Investment Company Act of 1940 and other applicable law, provided that the Company is promptly given notice of any such cross trade following execution thereof.

16. Effective Period of Agreement and Amendments. This Agreement shall become effective on the date hereof. Any amendment to this Agreement shall be written and signed by both parties to the Agreement. No such amendment shall be effective to permit the use of the Account or any part thereof for any purpose not authorized by RIHL's charter.

17. Resignation or Removal of the Manager. The Manager may be removed by the
Company or may resign upon 30 days' notice in writing. Upon the receipt by the
Manager of a notice of termination from the Company, the Manager, if requested by the Company, shall cease to invest and reinvest assets in the Account except that any trade executed before receipt of the notice may be completed. On the effective date of the removal or resignation of the Manager or as close to such date as is reasonably possible, the Manager shall provide the Company with a final report containing the same information as paragraph 4 above.

18. Assignment. No assignment (as that term is defined in the Advisers Act) of this Agreement by the Manager may be made without the consent of the Company, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

19. Severable. Any term or provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of the
Agreement in any jurisdiction.

20. Applicable Law. To the extent not inconsistent with applicable federal law, this Agreement shall be construed pursuant to, and shall be governed by, the laws of the state of New York without regard to its principles of conflicts of law. Any dispute arising out of or in connection with this Agreement that is not resolved by mutual agreement shall be settled by binding arbitration, which shall be conducted on an expedited basis in New York, New York pursuant to the applicable rules of the American Arbitration Association relating to commercial disputes. Each party shall promptly appoint one arbitrator. The party-appointed arbitrators shall appoint a third arbitrator. If such third arbitrator shall not have been selected within thirty (30) days after the selection of the latter of the party-appointed arbitrators, the third arbitrator shall be appointed pursuant to the rules of the American Arbitration Association relating to commercial disputes. The arbitration shall be conducted in the English language.

21. Investment Manager Brochure. The Company hereby acknowledges that it has received from the Manager a copy of the Manager's Form ADV, Part II, at least forty-eight hours prior to entering into this Agreement.

22. Web-site. The Manager, at the Company's request, will provide access to its account information electronically, via the world wide web, based upon the
Company's use of a BlackRock issued user id and password. The Company acknowledges and agrees the world wide web is a continually growing medium and the Manager does not make any warranty regarding the security related to the world wide web. The Company must be aware there is no absolute guaranteed system or technique to fully secure information made available over the web. The
Company agrees that it

will not share its user id, password and access to information provided electronically with any third party except its affiliates and authorized agents.

23. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Manager:

                              BlackRock Financial Management, Inc.
                              40 East 52nd Street, 2nd Floor
                              New York, NY 10022
                              Attention: Robert Connolly, General Counsel
                              or by facsimile to (212) 810-3744

         if to the Company:   Renaissance Underwriting Managers Ltd.
                              Renaissance House
                              8-12 East Broadway
                              Hamilton HM 19, Bermuda
                              PO Box HM 2527
                              Hamilton HM GX, Bermuda
                              Attention: Todd Fonner, Treasurer
                              or by facsimile to: (441) 296-5037

or such other name or address as may be given in writing to the other party. All notices hereunder shall be sufficient if delivered by facsimile or overnight mail. Any notices shall be deemed given only upon actual receipt.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement.

25. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supercedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RENAISSANCE UNDERWRITING MANAGERS LTD.

By:  /s/ Todd R. Fonner
   ----------------------------------

Name:   Todd R. Fonner
      -------------------------------

Title:  Vice President, Treasurer and Assistant Secretary
      ---------------------------------------------------

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:  /s/ Ralph Schlosstein
   ----------------------------------

Name:    Ralph Schlosstein
      -------------------------------

Title:   President
      -------------------------------